Exhibit 32

Certification pursuant to 18 USC 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned each hereby certifies that, to his or her knowledge, (i) the Form 10-Q filed by AB&T Financial Corporation (the "Registrant") for the quarter ended June 30, 2008, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in that report fairly presents, in all material respects, the financial condition and results of operations of the Registrant on the dates and for the periods presented therein.

Date: August 14, 2008                /s/  G. William Sudyk

G. William Sudyk

President and Chief Executive Officer

Date: August 14, 2008               /s/  Daniel C. Ayscue

Daniel C. Ayscue

Chief Financial Officer